Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

September 29, 2009

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated July 30, 2009 of Feel Golf Co., Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our review of interim financial statements for the period ended June 30, 2009 with the exception that our report included a going concern paragraph on the June 30, 2009 reviewed financial statements.  We cannot confirm or deny that the appointment of Farber Hass Hurley LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.  Also, we cannot confirm or deny the dismissal of Moore and Associates.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

CC: U.S. Securities & Exchange Commission
      Office of the Chief Accountant
      100 F Street, NE
      Washington, DC 20549
      202-551-5300 Phone
      202-772-9252 Fax

Seale and Beers, CPAs                      PCAOB & CPAB Registered Auditors

6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501